EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in Registration Statements No. 333-30972, 333-54017, 333-33555, 333-29725 and 333-90186 on
Forms S-8 of CommScope, Inc. and subsidiaries of our report dated February 14, 2003, except as to Note 3, which is as of February 28, 2003, which appears in this Annual Report on Form 10-K of CommScope, Inc. and subsidiaries for the year ended December 31, 2002.

/s/ PricewaterhouseCoopers LLP

Atlanta, Georgia
March 21, 2003